                                                                      EXHIBIT 99

                                ARCHIVALCD, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET
                                  JUNE 30, 2000
                                   (Unaudited)



                                   ASSETS

CURRENT ASSETS
   Receivable from stockholders                                $      1,000
   Employee advances                                                 30,057
                                                               ------------
         TOTAL CURRENT ASSETS                                        31,057
                                                               ------------

PROPERTY AND EQUIPMENT, NET (NOTE 2)                                310,686
                                                               ------------

OTHER ASSETS
   Deposit                                                            1,000
                                                               ------------

                  TOTAL ASSETS                                 $    342,743
                                                               ============


                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                            $     31,221
   Accrued liabilities                                               15,652
   Loans from stockholders                                            4,000
   Notes payable to stockholders, current portion                    15,000
                                                               ------------
         TOTAL CURRENT LIABILITIES                                   65,872
                                                               ------------

NOTES PAYABLE TO STOCKHOLDERS, NET OF CURRENT PORTION                18,000
                                                               ------------

STOCKHOLDERS' EQUITY
   Cumulative convertible preferred stock, $20 par value,
      1,000,000 shares authorized, no shares outstanding                 --
   Common stock, $0.01 par value; 25,000,000 shares
      authorized; 18,573,783 shares issued and outstanding          185,738
   Additional paid-in capital                                       263,368
   Deficit accumulated during the development stage                (190,236)
                                                               ------------
         TOTAL STOCKHOLDERS' EQUITY                                 258,871
                                                               ------------

                  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $    342,743
                                                               ============


Accompanying notes are an integral part
   of the financial statements.

                                ARCHIVALCD, INC.
                          (A Development Stage Company)

                                INCOME STATEMENTS
                                   (Unaudited)



                                                                           CUMULATIVE,
                                                                          NOVEMBER 12,
                                                                             1998
                                              SIX MONTHS ENDED          (INCEPTION) TO
                                                   JUNE 30,                 JUNE 30,
                                            2000             1999             2000
                                         ------------    ------------    ------------

OPERATING REVENUE                        $         --    $         --    $         --
                                         ------------    ------------    ------------


GENERAL AND ADMINISTRATIVE
    EXPENSES                                   70,970          40,945         186,092
                                         ------------    ------------    ------------


OPERATING INCOME                              (40,945)       (186,092)        (70,970)

OTHER EXPENSES
Interest expense
                                               (2,562)           (150)         (4,144)
                                         ------------    ------------    ------------

NET INCOME (LOSS)                        $    (73,532)   $    (41,095)   $   (190,236)
                                         ============    ============    ============


WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING (NOTE 3)
                                           18,485,169      18,188,729      18,296,326
                                         ============    ============    ============

NET INCOME (LOSS) PER
    COMMON SHARE                         $      (0.01)   $      (0.01)   $      (0.01)
                                         ============    ============    ============



Interim results are not indicative of the results expected for a full year. Accompanying notes are an integral part of the financial statements.

                                ARCHIVALCD, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                                                                                CUMULATIVE,
                                                                                NOVEMBER 12,
                                                                                    1998
                                                    SIX MONTHS ENDED           (INCEPTION) TO
                                                         JUNE 30,                  JUNE 30,
                                                    2000            1999            2000
                                                ------------    ------------    ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Cash paid for goods and services             $    (23,237)   $    (38,337)   $   (104,621)
    Interest paid                                         --              --            (150)
                                                ------------    ------------    ------------
        NET CASH USED BY
            OPERATING ACTIVITIES                     (23,237)        (38,337)       (104,771)
                                                ------------    ------------    ------------


NET CASH USED BY INVESTING ACTIVITIES:
   Fixed asset purchases                              (1,368)           (319)         (9,058)
                                                ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Issuance of common stock                           20,350          23,657          76,829
   Proceeds from long-term debt                           --              --          18,000
   Proceeds from short-term debt                       3,000          15,000          20,000
   Repayment of short-term debt                           --              --          (1,000)
                                                ------------    ------------    ------------
        NET CASH PROVIDED BY
            FINANCING ACTIVITIES                      23,350          38,657         113,829
                                                ------------    ------------    ------------


         NET INCREASE (DECREASE) IN CASH              (1,255)             --              --


 CASH AT BEGINNING OF PERIOD                           1,255              --              --
                                                ------------    ------------    ------------


         CASH AT END OF PERIOD                  $         --    $         --    $         --
                                                ============    ============    ============



Accompanying notes are an integral part
   of the financial statements.


                                                                                   CUMULATIVE,
                                                                                   NOVEMBER 12,
                                                                                       1998
                                                       SIX MONTHS ENDED           (INCEPTION) TO
                                                            JUNE 30,                 JUNE 30,
                                                       2000            1999            2000
                                                   ------------    ------------   --------------

RECONCILIATION OF NET LOSS TO NET
   CASH USED BY OPERATING ACTIVITIES:


Net loss                                           $    (73,532)   $    (41,095)       (190,236)
                                                   ------------    ------------    ------------
Adjustments to reconcile net loss to net
 cash used by operating activities:
   Depreciation                                          18,634              --          52,882

   Stock issued in exchange for services                     --              --          12,015

   Stock issued in lieu of interest
       on stockholder loan                                   --             150             150
   Stock issued as compensation                           5,000              15           5,602
   Stock compensation accrual                                --              --           2,500
   (Increase) Decrease in deposits                           --              --          (1,000)
   (Increase) Decrease in receivables
       from stockholders                                     --              --          (1,000)
  (Increase) Decrease in employee receivables            (5,930)             --         (30,057)
  Increase (Decrease) in accrued liabilities              1,370              --          13,152

  Increase (Decrease) in accounts payable                31,221           2,593          31,221
                                                   ------------    ------------    ------------

     Total Adjustments                                   50,295           2,758          85,465
                                                   ------------    ------------    ------------


NET CASH USED
   BY OPERATING ACTIVITIES                         $    (23,237)   $    (38,337)   $   (104,771)
                                                   ============    ============    ============


SUPPLEMENTAL DISCLOSURE OF
   NON-CASH ACTIVITIES:
 Stock issued to acquire fixed assets                $       --   $          --    $    354,510

                                ARCHIVALCD, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2000 AND 1999
              AND THE PERIOD NOVEMBER 12, 1998 (DATE OF INCEPTION)
                                TO JUNE 30, 2000
                                   (Unaudited)


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

              ArchivalCD, Inc. (referred to herein as or "the Company") was incorporated under the laws of the state of Delaware on November 12, 1998. The Company specializes in digitization of historic microfilm, enhancing the images, and writing them to compact discs. The Company intends to provide subscribers with access to the digitized historical records on compact disc for use in genealogical, historical, and educational research. The Company further intends to provide file conversion services to businesses and local governments.

              The Company is in the development stage as its operations principally involve research and development, market analysis, and other business planning activities. The Company has had no significant revenue from product sales. As of June 30, 2000, the Company's accumulated deficit in the development stage was $190,236, which was funded primarily through loans from stockholders and the proceeds from sales of common stock. The Company believes that it will commence its principal operations and begin generating revenues in the third quarter of the fiscal year ending December 31, 2000.

              The accompanying unaudited financial statements reflect all adjustments, which, in the opinion of management, are necessary for a fair presentation of the results of operations for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period.

              These financial statements should be read in conjunction with the Company's audited financial statements and related notes the year ended December 31, 1999. The financial statements of the Company have been prepared on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, because the Company has not commenced its principal operations and, therefore, has had no significant operating revenue, such realization of assets and liquidation of liabilities is subject to significant uncertainty. Further, the Company's ability to continue as a going concern is highly dependent on its ability to continue to raise sufficient operating capital.

                                ARCHIVALCD, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2000 AND 1999
              AND THE PERIOD NOVEMBER 12, 1998 (DATE OF INCEPTION)
                                TO JUNE 30, 2000
                                   (Unaudited)


NOTE 2 - PROPERTY AND EQUIPMENT

              Property and equipment are recorded at cost. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets of five to ten years. Property and equipment consists of the following at June 30, 2000:


                  Equipment                            $   174,370
                  Archived records                         180,140
                  Automobile                                 2,600
                  Office equipment                           6,458
                  Accumulated depreciation                 (52,882)
                                                       -----------

                  Property and equipment, net          $   310,686
                                                       ===========

              Depreciation expense for the Six Months Ended June 30, 2000 was $18,634.


NOTE 3 - INCOME (LOSS) PER COMMON SHARE

              The computation of income (loss) per share from continuing operations for the six months ended June 30, 2000 and 1999 and from inception were as follows:


                                                                                                       FROM
                                                            2000                1999                INCEPTION
                                                        ------------        -------------         -------------


                  Income (loss) attributable to
                     common shares                      $    (73,532)       $     (41,095)        $    (190,236)

                  Weighted average common
                     Shares outstanding                   18,485,169           18,188,729            18,296,326
                                                        ------------        -------------         -------------

                  Net income (loss) per
                     common share                       $      (0.01)       $       (0.01)        $       (0.01)
                                                        ============        =============         =============

                                ARCHIVALCD, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2000 AND 1999
              AND THE PERIOD NOVEMBER 12, 1998 (DATE OF INCEPTION)
                                TO JUNE 30, 2000
                                   (Unaudited)




NOTE 4 - COMMON STOCK ISSUANCES

              The following is a summary of common stock issued by the Company for the six months ended June 30, 2000:


                                                                           AVERAGE         NUMBER
                     DATE(S)            TYPE OF          TRANSACTION      PER-SHARE       OF SHARES
                     ISSUED          CONSIDERATION          VALUE         VALUATION        ISSUED
                     ------          -------------       -----------      ----------      ---------

                     Jan-Apr             Cash            $     14,250     $     1.50          9,500
                     March 1          See Note 5                6,000           1.00          6,000
                     March 8          See Note 5                2,500           0.01        250,000
                     April 1          See Note 5                2,500           1.00          2,500
                     June 6              Cash                     100           1.75             57

              The per-share valuation set forth above is based on the recorded value of the transaction divided by the number of shares issued as consideration for the transaction.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

              As described in the notes to the audited financial statements for the year ended December 31, 1999, the Company passed a resolution on January 18, 1999 to compensate the former shareholders of the defunct ArchivalCD, LLC in the form of stock or cash, as a gesture of goodwill. The projected cash payment and stock issuance, valued at par, were accrued in 1999. The stock issuance detailed in Note 4 represents the balance of the December 31, 1999 stock accrual. At June 30, 2000, the remaining cash accrual relating to this commitment was $10,500

              On May 12, 1999, the Company entered into a repurchase agreement with a stockholder, whereby the Company will repurchase up to 15,000 shares of its common stock at, the direction of the stockholder, at the greater of $1.50 per share or the market value on the date of repurchase. These shares were originally purchased at $1.00 per share. If the Company offers to redeem the shares and the stockholder elects to retain the shares, the agreement will become void six months after the offer date and will be replaced by a two year guarantee to repurchase the shares at $1.10 per share, regardless of market price. As of June 30, 2000, the Company had paid $1,000 to the stockholder to repurchase 667 shares, which had not been returned to the Company. Accordingly, a receivable of $1,000 from the

                                ARCHIVALCD, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                     SIX MONTHS ENDED JUNE 30, 2000 AND 1999
              AND THE PERIOD NOVEMBER 12, 1998 (DATE OF INCEPTION)
                                TO JUNE 30, 2000
                                   (Unaudited)




NOTE 5 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

         stockholder has been recorded. In July 2000, the Company paid an additional $4,000 to the stockholder to repurchase 2,667 shares, leaving 11,166 shares held by the stockholder that could be subject to this agreement.

              The Company entered into a repurchase agreement with a stockholder, with an effective date of March 1, 2000, whereby the Company will repurchase, at the stockholder's direction, up to 6,000 shares of common stock six months from the effective date at a price equal to $1.15 per share. Alternatively, the Company may repurchase the stock in twelve months at $1.20 per share if the shareholder so chooses. The shares were originally purchased at $1.00 per share.

              The Company entered into a repurchase agreement with a stockholder, with an effective date of April 1, 2000, whereby the Company will repurchase, at the stockholder's direction, up to 2,500 shares of common stock six months from the effective date at a price equal to $1.00 per share. Alternatively, the Company may repurchase the stock in twelve months at $1.10 per share if the shareholder so chooses. The shares were originally issued in exchange for other non-cash consideration at $1.00 per share.